Filed pursuant to Rule 424(b)(3)
SEC Registration No. 333-135761

FIRST CITIZENS FINANCIAL CORPORATION
OFFERING A MINIMUM OF 1,250,000 AND A
MAXIMUM OF 2,000,000 SHARES OF COMMON STOCK

________________________

SUPPLEMENT NO. 1 TO PROSPECTUS
DATED OCTOBER 18, 2006

________________________

            This document supplements our prospectus dated October 18, 2006 (the "Prospectus"), pursuant to which we are offering a minimum of 1,250,000 shares and a maximum of 2,000,000 shares of our common stock at $10.00 per share.

Extension of the Offering

            The offering was originally scheduled to expire on November 30, 2006, subject to our right to extend the offering for one or more periods up to May 29, 2007. We have decided to extend the offering through February 28, 2007. We reserve the right to extend the offering until May 29, 2007, or to terminate the offering earlier.

            This Supplement No. 1 is not a summary of the information in the Prospectus, and it may not be used except in conjunction with the Prospectus.

__________________________

TO THE EXTENT ANY INFORMATION SET FORTH N THIS SUPPLEMENT IS INCONSISTENT WITH OR CONTRARY TO THE INFORMATION SET FORTH IN THE PROSPECTUS, THE INFORMATION SET FORTH HEREIN SHALL SUPERSEDE THE INFORMATION CONTAINED IN THE PROSPECTUS. THIS SUPPLEMENT DOES NOT CONTAIN A COMPLETE DESCRIPTION OF THE TERMS OF THE OFFERING AND INFORMATION RELATING TO OUR COMPANY. PROSPECTIVE INVESTORS SHOULD READ THE PROSPECTUS AND THIS SUPPLEMENT NO. 1 IN THEIR ENTIRETY PRIOR TO SUBSCRIBING FOR SHARES OF THE COMMON STOCK.

__________________________

The date of this Supplement No. 1 is November 28, 2006.